DAVIDSON & COMPANY LLP Chartered Professional Accountants

Davidson & Company LLP

A member of Nexia International

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, B.C., Canada V7Y 1G6
Telephone (604) 687-0947 Davidson-co.com

March 3, 2025

Securities and Exchange Commission
100 F Street, N.E. Washington, DC 20549

Ladies and Gentlemen:

We have read enCore Energy Corp.’s statements included under Item 9 of its Form 10-K filed with the Securities and Exchange Commission on March 3, 2025 and we agree with such statements concerning our firm.
Yours very truly,

DAVIDSON & COMPANY LLP
Chartered Professional Accountants